EXHIBIT 99.1

Investor & Press Contact:

Steve Kunszabo

Organovo Holdings, Inc.

+1 (858) 224-1092

skunszabo@organovo.com

ORGANOVO ANNOUNCES PRELIMINARY FISCAL SECOND- QUARTER TOTAL REVENUE; COMPANY RESTRUCTURES TO IMPROVE OPERATIONAL EFFICIENCY

SAN DIEGO – October 4, 2017 – Organovo Holdings, Inc. (NASDAQ:ONVO) (“Organovo”) today reported preliminary unaudited total revenue for the fiscal second quarter of 2018.  The Company expects to release full fiscal second-quarter financial results on November 9, 2017.  The Company also announced a restructuring plan to improve operational efficiency.

Selected Organovo Financial Highlights

•

Preliminary fiscal second quarter total revenue is expected to be between $1.3 million and $1.4 million, consisting largely of product and service revenue.  At the midpoint, this result reflects a 2 percent decrease in total revenue versus the comparable period of fiscal 2017 and a 36 percent increase versus the fiscal first quarter of 2018.

“We are executing against our key objectives halfway through fiscal 2018, with the second quarter representing our second highest quarterly revenue to date and our third consecutive quarter of sequential product and service revenue growth,” said Taylor J. Crouch, CEO, Organovo.  “Our tissue systems continue to gain traction with biopharma clients and academic partners, with exceptionally strong engagement in developing disease models for compound screening.  We see strong indicators that one or more of our clients will move to implement our platform for larger routine use applications by the end of our current fiscal year.”

Crouch continued, “We’re also pleased that our recently announced NIH grant to study liver disease is off to such a strong start.  Non-alcoholic fatty liver disease (“NAFLD”) is a growing public health issue around the world, and we believe our ExViveTM Liver Tissue is uniquely suited to model the dynamics of non-alcoholic steatohepatitis (“NASH”) and other conditions such as liver fibrosis in a way that mimics many aspects of human livers.  Our bioprinting platform can facilitate breakthroughs in studying fatty liver disease and lead to revolutionary approaches for discovering and developing drugs in this critical, unmet disease area.”

Restructuring Plan

Organovo announced a plan to restructure its business to better focus and align resources, reducing approximately 15 positions, or 13% of its overall workforce.  The internal reorganization will improve operational efficiency, consolidate overlapping positions and streamline the Company’s management structure.  As a result, the Company expects to record a restructuring charge in the fiscal third quarter of approximately $0.9 million, primarily related to employee severance and benefits costs.  In addition, Organovo expects the workforce reduction will decrease operating costs by $1.3 million in fiscal 2018 and $2.7 million in fiscal 2019.  The reduction in future operating expenses is expected to improve the Company’s fiscal 2018 negative Adjusted EBITDA.  The actions associated with today’s restructuring announcement are anticipated to be complete by the end of calendar-year 2017.

“As we direct our strategic effort to growing liver and kidney tissue research services, and the ongoing preclinical development of our liver therapeutic tissue, we identified the opportunity to streamline our operational capabilities and align our organization more closely with achieving these precise commercial and R&D goals,” said Taylor J. Crouch, CEO, Organovo.  “We expect to achieve important process and scale efficiencies that allow us to better engage with our customers and focus on opportunities with the highest return-on-investment for our business.  Our new organizational structure also allows us to reduce costs in non-core areas, and more carefully manage our cash burn rate with an eye towards delivering long-term shareholder value.”

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for use in drug discovery, clinical development, and therapeutic applications.  The Company develops 3D human tissue systems through internal research programs and in collaboration with pharmaceutical, academic and other partners.  Organovo's 3D human tissues have the potential to transform the drug discovery process, enabling treatments to be developed more effectively and with greater relevance to performance in human trials and commercialization.  The Company’s ExViveTM Human Liver and Kidney Tissues are used in high-value drug profiling, including compound screening in disease models, toxicology, target and marker discovery/validation, and other drug testing.  The Company is also advancing a preclinical program to develop liver therapeutic tissues for critical unmet medical needs, including certain life-threatening pediatric diseases.  In addition to numerous scientific publications, the Company’s technology has been featured in The Wall Street Journal, Time Magazine, The Economist, Forbes, and numerous other media outlets.  Organovo is changing the shape of life science research and transforming medical care.  Learn more at www.organovo.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary revenue results for the second quarter of fiscal year 2018, the potential for one or more customer’s electing to implement the Company’s platform for larger routine use applications by the end of fiscal 2018, the expected costs, timing and operational benefits of the Company’s restructuring plan and the financial impact of the Company’s restructuring plan on its future operating costs and financial results.  The Company’s reported revenue results for the second quarter of fiscal year 2018 are preliminary, and subject to adjustments in the ongoing review by the Company and its external auditors.  The factors that could cause the Company's actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products and services based on its technology; the expected benefits and efficacy of the Company's products, services and technology; the Company’s ability to successfully complete studies and provide the technical information required to support market acceptance of its products, services and technology, on a timely basis or at all; the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies, including its use of third party distributors; the Company's ability to successfully complete the contracts and recognize the revenue represented by the contracts included in its previously reported total contract bookings and secure additional contracted collaborative relationships; the final results of the Company's preclinical studies may be different from the Company's studies or interim preclinical data results and may not support further clinical development of its therapeutic tissues; the Company may not successfully complete the required preclinical and clinical trials required to obtain regulatory approval for its therapeutic tissues on a timely basis or at all; the risk of further adjustments to the Company’s preliminary revenue results for the second quarter of fiscal 2018; the Company’s ability to control the costs and to achieve the expected operational benefits and long- term cost savings of its restructuring plan; and the Company’s ability to meet its fiscal year 2018 outlook. These and other factors are identified and described in more detail in the Company's filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 7, 2017. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

###